Filed Pursuant to Rule 424(b)(5)
Registration No. 333-209026

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 28, 2016

Preliminary Prospectus Supplement

(To prospectus dated February 4, 2016)

          SHARES OF COMMON STOCK

WARRANTS TO PURCHASE UP TO          SHARES OF COMMON STOCK

We are offering                  shares of our common stock, par value $0.001 per share, and warrants to purchase shares of our common stock at an exercise price of $     per share of common stock. The warrants will be immediately exercisable by the holders upon issuance and will expire on the fifth anniversary of the closing of the offering. The shares of common stock issuable from time to time pursuant to the exercise of the warrants are also being offered pursuant to this prospectus supplement and the accompanying base prospectus.

Our common stock is traded on the NYSE MKT under the symbol “BPMX.” On March 24, 2016, the last reported sale price of our common stock was $1.47 per share. There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The aggregate market value of our outstanding common stock held by non-affiliates was approximately $24.6 million, which was calculated based on 13,825,351 shares of outstanding common stock held by non-affiliates as of March 28, 2016, and a price per share of $1.78, the closing price of our common stock on January 29, 2016. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to the registration statement (of which this prospectus forms a part) with a value more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. In the event that subsequent to the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75.0 million, then the one-third limitation on sales shall not apply to additional sales made pursuant to this prospectus. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus.

	Per Share	Per Warrant	Total
Public offering price	$	$	$
Underwriting commissions and discounts(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)    In addition to the underwriting commissions and discounts, we have agreed to pay up to $100,000 of the fees and expenses of the representative in connection with this offering, which includes the fees and expenses of underwriters’ counsel. See “Underwriting” for more information.

We have granted the underwriters an option for a period of 45 days from the date of this prospectus supplement to purchase up to an additional              shares of common stock and/or warrants to purchase up to an additional           shares of common stock from us at the public offering price, less underwriting discounts and commissions, to cover over-allotments, if any. The over-allotment option may be used by the underwriters to purchase common stock, warrants or any combination thereof, as determined by the underwriters.

Entities affiliated with Franklin Advisers, Inc., each of which are existing stockholders of BioPharmX Corporation, have indicated an interest in purchasing up to an aggregate of $750,000 of shares and warrants in this offering at the public offering price. Because these indications of interest are not binding agreements or commitments to purchase, these existing stockholders may elect not to purchase shares and warrants in this offering or the underwriters may elect not to sell any shares and warrants in this offering to such stockholders.

If certain of our existing stockholders elect to purchase an aggregate of $750,000 of shares and warrants in this offering, such stockholders would beneficially own, in the aggregate, approximately      % of our outstanding capital stock. If these existing stockholders do not purchase the aggregate of $750,000 of shares and warrants in this offering or the underwriters elect not to sell the aggregate of $750,000 of shares and warrants in this offering to such stockholders, then these existing stockholders will beneficially own, in the aggregate, approximately       % of our outstanding capital stock.

The underwriters expect to deliver the common stock and warrants against payment on or about                 , 2016.

Maxim Group LLC	Sterne Agee CRT

Rodman & Renshaw

a unit of H.C. Wainwright & Co.

The date of this prospectus supplement is                         , 2016.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, as well as the additional information described in this prospectus supplement under “Where You Can Find More Information.” This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein. However, if any statement in one of these documents is inconsistent with a statement in another document with a later date that is incorporated by reference herein, the statement in the document having the later date modifies and supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses that we authorize to be distributed to you in connection with this offering. Neither we nor the underwriters have authorized any other person to provide you with any information or make any representation that is different. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us or the underwriters. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We are offering to sell, and seeking offers to buy, shares of our common stock and warrants to purchase common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock and warrants in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and warrants and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

In this prospectus supplement and accompanying prospectus, unless the context otherwise requires, the terms “BioPharmX,” the “Company,” “we,” “us,” and “our” refer to BioPharmX Corporation or BioPharmX, Inc., taken together, as the context may require.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our securities. Therefore, you should read the entire prospectus supplement, the accompanying prospectus, the information incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the “Risk Factors” section, the financial statements, and related notes, and other information incorporated by reference herein and therein before making any investment decision.

Company Overview

We are a specialty pharmaceutical company focused on utilizing our proprietary drug delivery technologies to develop and commercialize novel prescription and over-the-counter, or OTC, products that address large markets in women’s health and dermatology. Our objective is to develop products that treat health or age-related conditions that: (1) are not presently being addressed or treated or (2) are currently treated with drug therapies or drug delivery approaches that are sub-optimal. Our strategy is designed to bring new products to market by identifying optimal delivery mechanisms and/or alternative applications for United States Food and Drug Administration, or FDA, approved active pharmaceutical ingredients, or APIs, while, in appropriate circumstances, reducing the time, cost and risk typically associated with new product development by repurposing drugs with demonstrated safety profiles and, when applicable, taking advantage of the regulatory approval pathway under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act, or FDC Act. We believe these approaches may reduce drug development risk and could reduce the time and resources we spend during development. Our current platform technologies include innovative delivery mechanisms for molecular iodine (I2) and antibiotics.

Our Markets

We believe that the industry dynamics in the areas of women’s health and dermatology represent significant opportunities for innovative new products to emerge as attractive solutions for unmet needs in multi-billion dollar therapeutic categories. In particular, we believe that both the women’s health and dermatology markets are large specialty markets with significant global patient demand, and we believe that our focus on these markets coupled with our proprietary platform technologies should enable us to develop and commercialize attractive products within these categories.

While we believe our proprietary platform technologies have broad applicability in the areas of women’s health and dermatology, our current marketed product and clinical-stage product candidates target the specific indications of periodic breast pain associated with fibrocystic breast condition, or FBC, cyclic mastalgia and acne.

Our Products and Product Candidates

We have developed our product portfolio using our proprietary drug delivery technologies including innovative delivery mechanisms for molecular iodine and antibiotics. We currently have one marketed product, VI2OLET iodine dietary supplement, and two clinical-stage product candidates, BPX01 and BPX03. The following table presents a summary of our marketed products and clinical-stage product candidates (years are in calendar years):

Product/ Product Candidates	Delivery Mechanism	Platform Technology/ Application	Product Type	Anticipated Study Initiation
VI2OLET	Oral	Molecular iodine (I2) for the alleviation of symptoms of FBC	OTC Dietary Supplement	Post market non-IND study 2016

BPX03	Oral	Molecular iodine (I2) for treatment of moderate to severe, periodic breast pain associated with FBC and cyclic mastalgia	Prescription Drug	Phase 3 2017

BPX01	Topical	Topical antibiotic for treatment of acne	Prescription Drug	Phase 2a and 2b 2016

VI2OLET Iodine

Our first commercial product, VI2OLET iodine, is a patented OTC molecular iodine dietary supplement that addresses cyclic breast discomfort and is clinically demonstrated to alleviate the symptoms associated with FBC including tenderness, aches and swelling. Women who suffer from menstrual-related breast discomfort are recommended to take one to two tablets per day on an empty stomach for at least 60 days to realize initial symptom relief. Our patented molecular iodine formula is delivered to breast tissue and is intended to reduce the breast cell build-up that results in breast discomfort. We launched VI2OLET iodine in December 2014 in online stores and are expanding into retail pharmacies, specialty pharmacy and grocery chain outlet stores throughout the United States.

BPX03

In addition to our VI2OLET iodine dietary supplement, we are also developing BPX03, a prescription drug version of our molecular iodine tablet for the treatment of moderate to severe, periodic breast pain associated with FBC and cyclic mastalgia. We in-licensed this prescription iodine drug candidate, which was previously under development by the licensors, and refer to both the prior sponsor’s investigational drug and our investigational drug as BPX03. We intend to distribute BPX03 globally, where products such as ours may require a prescription due to regulatory requirements. We are currently in the process of conducting a clinical study (using our marketed VI2OLET molecular iodine dietary supplement) under Health Canada and institutional review board, or IRB, oversight to provide additional insight on how to design our first Phase 3 safety and efficacy study. We are planning to commence our first Phase 3 clinical trial for BPX03 to support FDA and foreign regulatory requirements upon completion of the non- investigational new drug application, or non-IND, study meeting with the FDA, and submission of our IND for BPX03. We expect to complete the non-IND study in calendar 2016, and it is our intent to commence a Phase 3 clinical study in calendar 2017.  We shall seek approval only in those countries where we will seek to market the prescription product.  Should we decide to pursue prescription drug approval in the United States, we would submit a full 505(b)(1) New Drug Application, or NDA.

BPX01

We are developing BPX01, a hydrophilic, topical antibiotic for the treatment of acne. BPX01 is a novel formulation and utilizes a transepidermal delivery mechanism for minocycline that we believe has the potential to kill P. acnes bacteria without the systemic side effects of orally-administered antibiotics. BPX01 contains an active pharmaceutical ingredient that is well known, and is expected to also possess anti-inflammatory properties, which reduce swelling and redness. We have completed a 4-week animal toxicity study to support our first Phase 2a clinical study, and we are currently conducting a 13-week animal toxicity study to support the planned 12-week Phase 2b clinical study.  An IND to initiate the first Phase 2a clinical trial of BPX01 was submitted to the FDA in January 2016, and we received a letter from the FDA in March 2016 stating that the study may proceed. We intend to immediately commence the Phase 2a clinical study. We are also preparing to conduct a bridging safety study using oral minocycline as the comparator and a Phase 2b dose-finding clinical study for BPX01. We intend to pursue regulatory approval under Section 505(b)(2) of the FDC Act, or Section 505(b)(2).  We believe the Section 505(b)(2) regulatory pathway, which permits us to rely in part on the FDA’s prior findings of safety and/or efficacy for an approved drug product, may reduce the product development risk and could reduce the time and resources we spend during development of BPX01. We believe our design approach for transepidermal delivery may also be utilized with other APIs.

BPX02

We are developing BPX02, an injectable utilizing biologic materials for aesthetic dermatology applications. This research stage product candidate is currently under internal development with preclinical testing expected to begin in late calendar 2016. We would likely pursue regulatory approval via a Biologics License Application, or BLA. As such, BPX02 would be subject to regulation under the FDC Act, except the section of the FDC Act that governs the approval of NDAs.  Instead, BPX02 would be subject to the marketing and exclusivity provisions of the Public Health Service Act, or PHSA, for approval of BLAs.  However, the application process and requirements for approval of BLAs are very similar to those for NDAs.

Recent Developments

As of January 31, 2016, we had cash and cash equivalents of approximately $4.0 million. This balance sheet total reflects our estimates based solely upon information available to us as of the date of this prospectus, is not a comprehensive statement of our financial results or position as of or for the year ended January 31, 2016, and has not been audited, reviewed or compiled by our independent registered public accounting firm. Our actual results for the year ended January 31, 2016 will not be available until after this offering is completed.

On March 22, 2016, we announced that we received IRB approval to initiate a post market non-IND study of VI2OLET and expect to commence the study as soon as practicable. The planned study will be randomized, double-blind, and placebo controlled to evaluate the safety, tolerability and potential benefits of VI2OLET on breast health in women with cyclic breast pain and tenderness.  The planned sample size for the study is 120 females and we expect to receive the results from the study by the end of calendar year 2016.

* * *

We were originally incorporated on August 30, 2010 in Nevada under the name Thompson Designs, Inc. On January 23, 2014, we (then operating as Thompson Designs, Inc.), BioPharmX, Inc. and stockholders of BioPharmX, Inc., who collectively owned 100% of BioPharmX, Inc., entered into and consummated transactions pursuant to a certain share exchange agreement, such transaction referred to as the Share Exchange, whereby we issued to the stockholders of BioPharmX, Inc. an aggregate of 7,025,000 shares of our common stock, in exchange for 100% of the shares of BioPharmX, Inc. The shares of our common stock received by the stockholders of BioPharmX, Inc. in the Share Exchange constituted approximately 77.8% of our then issued and outstanding common stock, after giving effect to the issuance of shares pursuant to the share exchange agreement. As a result of the Share Exchange, BioPharmX, Inc. became our wholly-owned subsidiary. For accounting purposes, the Share Exchange was treated as a reverse acquisition with BioPharmX, Inc. as the acquirer and us as the acquired party, and as a result the historical financial statements prior to the Share Exchange included in this prospectus and registration statement are the historical financial statements of BioPharmX, Inc. On March 3, 2014, we changed our name to BioPharmX Corporation. On May 16, 2014, we reincorporated from Nevada to Delaware.

Our headquarters are located at 1098 Hamilton Court, Menlo Park, California 94025, and our telephone number is 650-889-5020. Our website address is www.biopharmx.com.  However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

The Offering

Securities We Are Offering

             shares of common stock and warrants to purchase up to             shares of common stock at an exercise price of $    per share. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Common Stock To Be Outstanding After This Offering

             shares of common stock without giving effect to the exercise of any of the warrants offered hereby,                 shares of common stock assuming and after giving effect to the exercise of all the warrants offered hereby and                  shares of common stock assuming and after giving effect to the exercise of all the warrants offered hereby as well as the underwriters’ full exercise of the over-allotment option.

Over-allotment Option

We have granted the underwriters an option for a period of 45 days from the date of this prospectus supplement to purchase up to an additional               shares of common stock and/or warrants to purchase up to an additional            shares of common stock to cover over-allotments, if any. The over-allotment option may be used by the underwriters to purchase common stock, warrants or any combination thereof, as determined by the underwriters.

Warrants

We will issue warrants exercisable in the aggregate for up to            shares of common stock. The exercise price of each of the warrants will be $    per share. The warrants will be immediately exercisable by the holders upon issuance and will expire on the fifth anniversary of the closing of the offering. See “Description of Securities—Warrants” on page S-10.

Use Of Proceeds

We intend to use the net proceeds from this offering for general corporate purposes, which may include funding research and development, increasing our working capital and acquisitions or investments in businesses, products or technologies that are complementary to our own. See “Use of Proceeds” on page S-8.

Risk Factors

You should read the “Risk Factors” section of this prospectus supplement and the “Risk Factors” section of the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock and warrants.

NYSE MKT Symbol

Our common stock currently trades on the NYSE MKT under the symbol “BPMX.” There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on the NYSE MKT or on any other national securities exchange.

Entities affiliated with Franklin Advisers, Inc., each of which are existing stockholders, have indicated an interest in purchasing up to an aggregate of $750,000 of shares and warrants in this offering at the public offering price. Because these indications of interest are not binding agreements or commitments to purchase, these existing stockholders may elect not to purchase shares and warrants in this offering or the underwriters may elect not to sell any shares and warrants in this offering to such stockholders.

The number of shares of common stock shown above to be outstanding after this offering is based on 25,208,684 shares outstanding as of January 31, 2016 and excludes:

•                  3,364,608 shares of common stock issuable upon exercise of outstanding options as of January 31, 2016, with a weighted-average exercise price of $1.56 per share;

•                  2,376,046 shares of common stock issuable upon the exercise of outstanding warrants as of January 31, 2016, with a weighted-average exercise price of $3.21 per share;

•                  350,875 shares of common stock reserved for future issuance under our 2014 Equity Incentive Plan as of January 31, 2016; and

•                  1,081,081 shares of common stock issuable pursuant to a subscription agreement dated October 24, 2014, in which Korea Investment Partners Overseas Expansion Platform Fund, or KIP, an existing stockholder, agreed to purchase such shares from us at a price of $1.85 per share.

Except as otherwise indicated, all information in this prospectus assumes no exercise or settlement of the outstanding options, warrants or other equity awards described above and no exercise of the underwriters’ over-allotment option.

RISK FACTORS

You should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our quarterly report on Form 10-Q for the quarter ended October 31, 2015, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our securities. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to This Offering

Our management will have broad discretion as to the use of proceeds from this offering and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. The net proceeds from this offering will be used for general corporate purposes, which may include funding research and development, increasing our working capital and acquisitions or investments in businesses, products or technologies that are complementary to our own. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

If you purchase shares of common stock sold in this offering, you will experience immediate and substantial dilution in your investment.

The offering price per share of our common stock in this offering will exceed the net tangible book value per share of our common stock outstanding prior to this offering. After giving effect to the sale of                 shares of our common stock at the public offering price of $             per share, and after deducting underwriting discounts and commissions and estimated offering expenses, you will experience immediate dilution of $       per share, representing the difference between our as adjusted net tangible book value per share as of October 31, 2015 after giving effect to this offering and the public offering price, and assuming no exercise of the warrants offered hereby, See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares of common stock in this offering.

Future sales of a substantial number of shares of our common stock by our existing securityholders could cause our stock price to decline.

The market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market after the closing of this offering, or the perception that these sales could occur. For example, 4.1 million shares of our common stock, or approximately 16.3% of our total outstanding shares of common stock as of October 31, 2015, are registered for resale pursuant to the registration statement of which this prospectus forms a part and, as a result, such shares are freely tradable without restriction under the Securities Act of 1933, as amended, or the Securities Act. In addition, we have a significant number of stock options and warrants outstanding. If a substantial number of shares of common stock underlying these options and warrants, including the warrants offered hereby, are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could decline.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. In addition, we have a significant number of stock options and warrants outstanding. In the event that the outstanding options or warrants, including the warrants offered hereby, are exercised, or that we make additional issuances of common stock or other convertible or exchangeable securities, you could experience additional dilution.

Participation in this offering by certain of our existing stockholders would reduce the available public float for our shares.

Entities affiliated with Franklin Advisers, Inc., each of which are existing stockholders, have indicated an interest in purchasing up to an aggregate of $750,000 of shares and warrants in this offering at the public offering price. Because these indications of interest are not binding agreements or commitments to purchase, these existing stockholders may elect not to purchase shares and warrants in this offering or the underwriters may elect not to sell any shares and warrants in this offering to such stockholders. If such stockholders were to purchase all of these shares and warrants, they would beneficially own approximately     % of our outstanding common stock after this offering.

If our stockholders are allocated all or a portion of the shares and warrants in which they have indicated an interest in this offering and purchase any such shares and warrants, such purchase would reduce the available public float for our shares. As a result, any purchase of shares and warrants by such stockholders in this offering may reduce the liquidity of our common stock relative to what it would have been had these shares and warrants been purchased by investors that were not affiliated with us.

There is no public market for the warrants to purchase common stock being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on the NYSE MKT or any other national securities exchange. Without an active market, the liquidity of the warrants will be limited.

Holders of our warrants will have no rights as a stockholder until such holders exercise their warrants and acquire our common stock.

Until warrant holders acquire our common stock pursuant to the exercise of their warrants, they will have no rights with respect to the common stock underlying such warrants. Upon exercise of the warrants, holders will be entitled to exercise the rights as a holder of common stock only as to matters of which the record date occurs after the exercise date.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, financing, potential growth and market opportunities, product pipeline, clinical trial timing and plans, clinical and regulatory pathways for our development programs, the achievement of clinical and commercial milestones, the advancement of our technologies and our proprietary, co-developed and partnered products and product candidates, and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus, the accompanying prospectus and the documents incorporated by reference herein and therein. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in Part I, Item 1A “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2015, as well as those discussed in this prospectus, the accompanying prospectus and the documents incorporated by reference herein and therein. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We expect that the net proceeds of this offering, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $           million, or approximately $            million if the underwriters exercise their over-allotment option in full (excluding the proceeds, if any, from the exercise of warrants offered hereby).

We intend to use the net proceeds from this offering for general corporate purposes, which may include funding research and development, increasing our working capital and acquisitions or investments in businesses, products or technologies that are complementary to our own. As of the date of this prospectus supplement, we cannot specify with certainty any or all of the particular uses for the net proceeds to us from this offering. We also cannot estimate precisely the allocation of the net proceeds from this offering among these uses. The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds from this offering in a manner other than as described in this prospectus supplement. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. Pending application of the proceeds of sale of the securities, we intend to invest the net proceeds of the sale in short-term, investment-grade, interest-bearing instruments.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of October 31, 2015 was approximately $0.6 million, or $0.03 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of October 31, 2015.

Our pro forma net tangible book value as of October 31, 2015 was approximately $6.5 million, or $0.26 per share of common stock. Our pro forma net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by 25,178,681 shares of our common stock outstanding as of October 31, 2015, which number includes the issuance of 4,100,000 shares of our common stock in a private placement on December 10, 2015 and related gross proceeds of $5.9 million. Dilution with respect to pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the pro forma net tangible book value per share of our common stock immediately after this offering.  After giving effect to the sale of             shares of our common stock at the public offering price of $            per share, and after deducting underwriting discounts and commissions and estimated offering expenses, our as adjusted net tangible book value as of October 31, 2015 would have been approximately $           million, or $           per share of common stock, assuming no exercise of the warrants offered hereby, This represents an immediate increase in net tangible book value of $         per share to existing stockholders and immediate dilution of $         per share to investors in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per share of common stock			$
Pro forma net tangible book value per share as of October 31, 2015 before giving effect to this offering		$0.26
Increase in pro forma net tangible book value per share attributable to the offering	$
As adjusted net tangible book value per share as of October 31, 2015 after giving effect to this offering			$
Dilution in net tangible book value per share to new investors			$

The table and discussion above are based on 25,178,681 shares outstanding as of October 31, 2015, which includes the 4,100,000 shares of common stock issued by us in a private placement on December 10, 2015, and excludes:

•                  3,078,111 shares of common stock issuable upon exercise of outstanding options as of October 31, 2015, with a weighted-average exercise price of $1.56 per share;

•                  504,000 shares of common stock issuable upon exercise of outstanding options granted after October 31, 2015, with a weighted-average exercise price of $1.47 per share;

•                  2,376,046 shares of common stock issuable upon the exercise of outstanding warrants as of October 31, 2015, with a weighted-average exercise price of $3.21 per share;

•                  467,375 shares of common stock reserved for future issuance under our 2014 Equity Incentive Plan as of October 31, 2015;

•                  1,081,081 shares of common stock issuable pursuant to a subscription agreement dated October 24, 2014, in which KIP, an existing stockholder, agreed to purchase such shares from us at a price of $1.85 per share; and

•                            shares of our common stock issuable upon exercise of warrants offered hereby.

To the extent that outstanding options or warrants have been or may be exercised or other shares are issued, investors purchasing our common stock and warrants in this offering may experience further dilution. In addition, we may choose to issue additional common stock, or securities convertible into or exchangeable for common stock, in the future. The issuance of these securities could result in further dilution for investors purchasing our common stock in this offering.

DESCRIPTION OF SECURITIES

In this offering, we are offering up to            shares of common stock and warrants to purchase up to            shares of our common stock. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Common Stock

Under our certificate of incorporation, we are authorized to issue up to 90,000,000 shares of common stock, par value $0.001 per share. As of October 31, 2015, 25,178,681 shares of common stock were issued and outstanding.

Warrants

The following is a brief summary of the material terms of the warrants and is subject in all respects to the provisions contained in the warrants, the form of which is being filed with a Current Report on Form 8-K.

Exercise. We are offering warrants to purchase up to            shares of our common stock. The exercise price of the warrants is $      per share, subject to adjustment. The warrants are exercisable upon their issuance and expire five years after their issuance. No public market currently exists for our warrants. The warrants will not be listed on the NYSE MKT or any other national securities exchange following the closing of this offering.

The warrants are exercisable, at the option of each warrant holder, upon delivery of an executed election to purchase and payment of the exercise price. If at any time after the six-month anniversary of the closing of this offering, a registration statement relating to the shares of our common stock underlying the warrants is not effective, or if the related prospectus is not available for use, then in lieu of making the cash payment otherwise contemplated to be made to us upon exercise in payment of the aggregate exercise price, the holder may elect to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrant.

Certain Adjustments.  The exercise price and number of shares of common stock issuable upon exercise of the warrants are subject to appropriate adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. Additionally, warrant holders will be entitled to receive certain purchase rights and distributions that are distributed to all holders of our common stock.

Fundamental Transactions. In the event of certain fundamental transactions pursuant to which our stockholders are entitled or required to receive securities issued by another company or cash or other assets in exchange for our common stock, warrant holders may subsequently exercise the warrants they hold and receive, for each share of our common stock that would have been issuable had such warrant holders exercised their warrants immediately prior to the fundamental transaction, the number of shares of common stock of the successor or acquiring entity and any additional consideration receivable as a result of such fundamental transaction.

Ownership Limitation. The warrants are not exercisable by their holder to the extent (but only to the extent) that such holder or any of its affiliates would beneficially own in excess of 4.99% of our common stock upon exercise of the warrants, which ownership limitation may be increased at the holder’s election to up to 9.99% or, for entities affiliated with Franklin Advisers, Inc., up to 19.99%, effective 61 days after notice of such increase is delivered by the holder to us.

General. The warrants may be transferred, in whole or in part, at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer. Except as set forth specifically in the warrants and described above, holders of warrants, solely in their capacity as such, are not entitled to vote or receive dividends or deemed to be the holders of our common stock for any purpose.

Amendments. Each warrant may be amended and any provisions may be waived with the written consent of us and the holder or with the written consent of us and the holders of a majority of the shares underlying the warrants, provided, in such case, that any adversely affected holder consents, the exercise price does not increase and the number and class of shares for which the warrant is exersisable does not decrease.

UNDERWRITING

We have entered into an underwriting agreement with Maxim Group LLC, or Maxim, acting as lead book-running manager and sole representative of the underwriters, with respect to the shares and warrants being offered. The underwriting agreement provides for the purchase of a specific number of shares and warrants by each of the underwriters. The obligations of the underwriters are subject to certain customary conditions. Subject to such conditions, the underwriters are committed to purchase all of the shares and warrants offered hereby, other than the shares and warrants covered by the over-allotment option described below.

Underwriter	Number of Shares	Number of Warrants
Maxim Group LLC
CRT Capital Group LLC
H.C. Wainwright & Co., LLC
Total:

The shares and warrants sold by the underwriters to the public will be offered at the public offering prices set forth on the cover of this prospectus. We estimate that the total fees and expenses payable by us, excluding underwriting discounts and commissions, will be approximately $       . This estimate includes up to $100,000 of out-of-pocket fees and expenses of the representative in connection with this offering. The following table shows the underwriting fees to be paid to the underwriters by us in connection with this offering assuming both no exercise and full exercise of the underwriters’ over-allotment option:

	Per Share and Warrant	Total Without Exercise of Over-Allotment Option	Total With Full Exercise of Over-Allotment Option
Public Offering Price	$	$	$
Underwriting discount ( %)	$	$	$
Proceeds, before expenses, to us	$	$	$

We have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

We have granted the underwriter an option, exercisable for 45 days following the date of this prospectus supplement, to purchase up to an additional                 shares of common stock and/or warrants to purchase up to an additional                 shares of common stock. The underwriters’ option may be used to purchase shares, warrants, or any combination thereof, as determined by the underwriters. Any shares of common stock so purchased shall be sold at a price per share equal to the public offering price per share, less the underwriting discount and commission per share and any warrants so purchased shall be purchased at a price per warrant equal to the public offering price per warrant, less the underwriting discount and commission per warrant. The underwriters may exercise the option solely to cover over-allotments, if any, made in connection with this offering. If any additional shares of common stock and/or warrants are purchased pursuant to the underwriters’ option, the underwriters will offer these shares of common stock and/or warrants on the same terms as those on which the other shares and warrants are being offered hereby. This prospectus supplement and accompanying prospectus qualify both the grant of the underwriters’ option and the distribution of the additional shares and warrants issuable on exercise of the underwriter’s option, as well as the shares of common stock issuable upon exercise of such additional warrants.

We and our subsidiaries have agreed to certain restrictions on the ability to sell additional shares of our common stock for a period ending 75 days after the date of the underwriting agreement. Subject to certain exceptions, we and our subsidiaries have agreed not to directly or indirectly offer for sale, sell, contract to sell, grant any option for the sale of, or otherwise issue or dispose of, any shares of common stock, or any securities of the company or our subsidiaries which would entitle the holder thereof to acquire at any time common stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, common stock, without Maxim’s prior written consent.

Our officers and our directors have agreed, subject to limited exceptions, for a period of 75 days after the date of the underwriting agreement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without Maxim’s prior written consent. Maxim may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to the lock-up.

To facilitate the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriters may over-allot or otherwise create a short position in the common stock for their own account by selling more common stock than has been sold to them by us. Short sales involve the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering. “Naked” short sales are sales in excess of the number sold to them by us. The underwriters must close out any naked short position by purchasing common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

In addition, the underwriters may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker dealers participating in the offering are reclaimed if common stock previously distributed in the offering is repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resale of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NYSE MKT or otherwise and, if commenced, may be discontinued at any time.

We do not intend to apply for listing the warrants on the NYSE MKT or any other national securities exchange, and we do not expect that a market for the warrants will develop.

This prospectus supplement in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates.  Other than this prospectus supplement in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

From time to time in the ordinary course of their respective business, the underwriters and their affiliates may in the future engage in commercial banking or investment banking transactions with us and our affiliates.  In connection with a private placement of our shares in December 2015, we paid CRT a cash fee of $175,890 in consideration of CRT’s role as financial advisor to the Company. We have no present arrangements with the underwriters for any such transactions.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon by our counsel, Fenwick & West LLP, Mountain View, California. The underwriters are being represented in connection with this offering by Lowenstein Sandler LLP, New York, New York.

EXPERTS

The consolidated financial statements of BioPharmX Corporation as of January 31, 2015 and December 31, 2014 and 2013, and for the one-month period ended January 31, 2015 and each of the two years in the period ended December 31, 2014 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of Burr Pilger Mayer, Inc., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC in Washington, D.C., 100 F Street N.E., Washington, D.C. 20549. Copies of such materials can be obtained from the SEC’s public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330.

Additionally, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our headquarters, 1098 Hamilton Court, Menlo Park, California 94025, during normal business hours.

Information about us is also available at our website at www.biopharmx.com. However, the information on our website is not a part of this prospectus or the accompanying prospectus and is not incorporated by reference into this prospectus or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

1.              Our Transition Report on Form 10-K for the one-month transition period ended January 31, 2015, filed with the SEC on April 20, 2015;

2.              Our Quarterly Reports on Form 10-Q for the quarters ended April 30, 2015, July 31, 2015 and October 31, 2015 filed with the SEC on June 12, 2015, September 14, 2015 and December 15, 2015, respectively;

3.              Our Current Reports on Form 8-K filed on January 28, 2015, March 30, 2015, May 1, 2015, June 19, 2015, June 26, 2015, August 12, 2015, December 11, 2015, January 27, 2016 and March 18, 2016; and

4.              The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 1, 2015 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, a copy of any or all of such information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement or the accompanying prospectus incorporates). Written or oral requests for copies should be directed to BioPharmX Corporation, Attn: Chief Financial Officer, 1098 Hamilton Court, Menlo Park, California, telephone number (650) 889-5020. See the section of this prospectus supplement entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC’s public offices.

PROSPECTUS

$100,000,000

BioPharmX Corporation

Common Stock, Preferred Stock,

Debt Securities, Warrants, Subscription Rights and Units

4,100,000 Shares of Common Stock

Offered by Selling Stockholders

From time to time, we may offer up to $100.0 million aggregate dollar amount of shares of our common stock or preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. This prospectus describes the general manner in which those securities may be offered using this prospectus. We will specify in an accompanying prospectus supplement and any related free writing prospectus the terms of securities offered and the offering thereof and may also add, update or change information contained in this prospectus.  The total amount of these securities will have an initial aggregate offering price of up to $100.0 million.

In addition, this prospectus relates to the offer and sale from time to time of up to 4,100,000 shares of common stock under this prospectus by the selling stockholders identified in the “Selling Stockholders” section of this prospectus or their transferees, pledges, donees or other successors in interest.  The shares of common stock registered hereunder were issued to the selling stockholders pursuant to a Purchase Agreement, dated as of December 9, 2015, by and between us and the selling stockholders. The selling stockholders or their transferees, pledges, donees or other successors in interest may sell the shares of common stock in a number of different ways and at varying prices.  We provide more information about how the selling stockholders may sell the shares of common stock in the section titled “Plan of Distribution for Shares Offered by Selling Stockholders” on page 12.  We will not receive any of the proceeds from the sale of our common stock by selling stockholders. We have paid the fees and expenses incident to the registration of the shares of common stock for sale by selling stockholders.

The aggregate market value of our outstanding common stock held by non-affiliates was approximately $30.8 million, which was calculated based on 13,812,018 shares of outstanding common stock held by non-affiliates as of January 14, 2016, and a price per share of $2.23, the closing price of our common stock on December 14, 2015.  Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this registration statement with a value more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. In the event that subsequent to the effective date of this registration statement, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75.0 million, then the one-third limitation on sales shall not apply to additional sales made pursuant to this registration statement.  We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this registration statement.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

Our common stock is traded on the NYSE MKT under the symbol “BPMX.” On January 14, 2016, the last reported sales price for our common stock was $1.56 per share. None of the other securities we may offer are currently traded on any securities exchange. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on the NYSE MKT or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 4 of this prospectus before investing in our securities.

The securities described in this prospectus may be sold by us or the selling stockholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the sections entitled “Plan of Distribution For Securities Offered By Us” and “Plan Of Distribution For Securities Offered By Selling Stockholders” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 4, 2016

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $100 million. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering.  In addition, under the shelf registration process, the selling stockholders may from time to time sell up to an aggregate of 4,100,000 shares of our common stock in one or more offerings. We have provided to you in this prospectus a general description of the securities we or the selling stockholders may offer.

We may also add, update or change in a prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any applicable prospectus supplement, you should rely on the information in such prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. No dealer, salesperson or any other person is authorized to give any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

In this prospectus, unless the context otherwise requires, the terms “BioPharmX,” the “Company,” “we,” “us,” and “our” refer to BioPharmX Corporation or BioPharmX, Inc., taken together, as the context may require.

i

PROSPECTUS SUMMARY

This summary may not contain all the information that you should consider before investing in securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision.

Company Overview

We are a specialty pharmaceutical company focused on utilizing our proprietary drug delivery technologies to develop and commercialize novel prescription and over-the-counter, or OTC, products that address large markets in women’s health and dermatology. Our objective is to develop products that treat health or age-related conditions that: (1) are not presently being addressed or treated at all or (2) are currently treated with drug therapies or drug delivery approaches that are sub-optimal. Our strategy is designed to bring new products to market by identifying optimal delivery mechanisms and/or alternative applications for United States Food and Drug Administration, or FDA, approved active pharmaceutical ingredients, or APIs, while, in appropriate circumstances, reducing the time, cost and risk typically associated with new product development by repurposing drugs with demonstrated safety profiles and, when applicable, taking advantage of the regulatory approval pathway under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act, or FDC Act. We believe these approaches may reduce drug development risk and could reduce the time and resources we spend during development. Our current platform technologies include innovative delivery mechanisms for molecular iodine (I2) and antibiotics.

Our Markets

We believe that the industry dynamics in the areas of women’s health and dermatology represent significant opportunities for innovative new products to emerge as attractive solutions for unmet needs in multi-billion dollar therapeutic categories. In particular, we believe that both the women’s health and dermatology markets are large specialty markets with significant global patient demand, and we believe that our focus on these markets coupled with our proprietary platform technologies should enable us to develop and commercialize attractive products within these categories.

While we believe our proprietary platform technologies have broad applicability in the areas of women’s health and dermatology, our current marketed product and clinical-stage product candidates target the specific indications of periodic breast pain associated with fibrocystic breast condition, or FBC, and cyclic mastalgia and acne.

Our Products and Product Candidates

We have developed our product portfolio using our proprietary drug delivery technologies including innovative delivery mechanisms for molecular iodine and antibiotics. We currently have one marketed product, VI2OLET iodine dietary supplement, and two clinical-stage product candidates, BPX01 and BPX03. The following table presents a summary of our marketed products and clinical-stage product candidates:

Product/ Product Candidates	Delivery Mechanism	Platform Technology/ Application	Product Type	Anticipated Study Initiation
VI2OLET	Oral	Molecular iodine (I2) for the alleviation of symptoms of FBC	OTC Dietary Supplement	post market non-IND study 2016

BPX03	Oral	Molecular iodine (I2) for treatment of moderate to severe, periodic breast pain associated with FBC and cyclic mastalgia	Prescription Drug	Phase 3 2017

BPX01	Topical	Topical antibiotic for treatment of acne	Prescription Drug	Phase 2a 2016

VI2OLET Iodine

Our first commercial product, VI2OLET iodine, is a patented OTC molecular iodine dietary supplement that addresses cyclic breast discomfort and is clinically demonstrated to alleviate the symptoms associated with FBC including tenderness, aches and swelling. Women who suffer from menstrual-related breast discomfort are recommended to take one tablet per day on an empty stomach for at least 60 days to realize initial symptom relief. Our patented molecular iodine formula is delivered to breast tissue and is intended to reduce the breast cell build-up that results in breast discomfort. We launched VI2OLET iodine in December 2014 in online stores and are rolling out the product in drug store and retail chains throughout the United States.

BPX03

In addition to our VI2OLET iodine dietary supplement, we are also developing BPX03, a prescription drug version of our molecular iodine tablet for the treatment of moderate to severe, periodic breast pain associated with FBC and cyclic mastalgia. We in-licensed this prescription iodine drug candidate, which was previously under development by the licensors, and refer to both the prior sponsor’s investigational drug and our investigational drug as BPX03. We intend to distribute BPX03 globally, where products such as ours may require a prescription due to regulatory requirements. We are preparing to conduct a clinical study (using our marketed VI2OLET molecular iodine dietary supplement) under institutional review board, or IRB, oversight during 2016 to provide additional insight on how to design our first Phase 3 safety and efficacy study. We are planning to commence our first Phase 3 clinical trial for BPX03 to support FDA and foreign regulatory requirements upon completion of the non-IND study, meeting with the FDA, and submission of our investigational new drug application, or IND, for BPX03. It is our intent to commence a Phase 3 study in 2017.  We shall seek approval only in those countries where we will seek to market the prescription product.  Should we decide to pursue prescription drug approval in the United States, we would submit a full 505(b)(1) New Drug Application, or NDA.

BPX01

We are also developing BPX01, a non-lipophilic, topical antibiotic for the treatment of acne. BPX01 is a novel formulation and utilizes a transepidermal delivery mechanism for minocycline that we believe has the potential to kill P. acnes bacteria without the systemic side effects of orally-administered antibiotics. As BPX01 contains an active pharmaceutical ingredient that is well known, and expected to also possess anti-inflammatory properties, which reduce swelling and redness. We have completed a 4-week animal toxicity study and are currently conducting a 13-week animal toxicity study, after which we expect to submit an IND to the FDA to initiate the first Phase 2a clinical trial of BPX01. We are also preparing to conduct a bridging safety study using oral minocycline as the comparator and a Phase 2 dose-finding clinical study for BPX01. We intend to pursue regulatory approval under Section 505(b)(2) of the FDC Act, or Section 505(b)(2).  We believe the Section 505(b)(2) regulatory pathway, which permits us to rely in part on the FDA’s prior findings of safety and/or efficacy for an approved drug product, may reduce the product development risk and could reduce the time and resources we spend during development of BPX01. We believe our design approach for transepidermal delivery may also be utilized with other APIs.

The Securities We May Offer

With this prospectus, we may offer common stock, preferred stock, debt securities, warrants, subscription rights to purchase our common stock, preferred stock or debt securities, and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $100.0 million. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.001 per share.

Preferred Stock

We may offer shares of our preferred stock, par value $0.001 per share, in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” Our board of directors will determine the terms of each series of debt securities being offered.

We will issue the debt securities under an indenture between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.

Warrants

We may offer warrants for the purchase of debt securities, shares of preferred stock or shares of common stock. We may issue warrants independently or together with other securities. Our board of directors will determine the terms of the warrants.

Subscription Rights

We may offer subscription rights to purchase of common stock, preferred stock or debt securities. We may issue subscription rights independently or together with other securities. Our board of directors will determine the terms of the subscription rights.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

* * *

We were originally incorporated on August 30, 2010 in Nevada under the name Thompson Designs, Inc. On January 23, 2014, we (then operating as Thompson Designs, Inc.), BioPharmX, Inc. and stockholders of BioPharmX, Inc., who collectively owned 100% of BioPharmX, Inc., entered into and consummated transactions pursuant to a share exchange agreement, such transaction referred to as the Share Exchange, whereby we issued to the stockholders of BioPharmX, Inc. an aggregate of 7,025,000 shares of our common stock, in exchange for 100% of the shares of BioPharmX, Inc. The shares of our common stock received by the stockholders of BioPharmX, Inc. in the Share Exchange constituted approximately 77.8% of our then issued and outstanding common stock, after giving effect to the issuance of shares pursuant to the share exchange agreement. As a result of the Share Exchange, BioPharmX, Inc. became our wholly-owned subsidiary. For accounting purposes, the Share Exchange was treated as a reverse acquisition with BioPharmX, Inc. as the acquirer and us as the acquired party, and as a result the historical financial statements prior to the Share Exchange included in this prospectus and registration statement are the historical financial statements of BioPharmX, Inc. On March 3, 2014, we changed our name to BioPharmX Corporation. On May 16, 2014, we reincorporated from Nevada to Delaware.

Our headquarters are located at 1098 Hamilton Court, Menlo Park, California 94025, and our telephone number is 650-889-5020. Our website address is www.biopharmx.com.  However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Part II, Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2015, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, debt financing, clinical trial timing and plans, the achievement of clinical and commercial milestones, the advancement of our technologies and our proprietary and partnered products and product candidates, and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus or in documents incorporated by reference into this prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in Part II, Item 1A “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2015, as well as those discussed in this prospectus and in the documents incorporated by reference into this prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC in Washington, D.C., 100 F Street N.E., Washington, D.C. 20549. Copies of such materials can be obtained from the SEC’s public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330. Additionally, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and various other information about us.  You may also inspect the documents described herein at our headquarters, 1098 Hamilton Court, Menlo Park, California 94025, during normal business hours.

Information about us is also available at our website at www.biopharmx.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

•                  our Transition Report on Form 10-K for the one-month transition period ended January 31, 2015, filed with the SEC on April 20, 2015;

•                  our Quarterly Reports on Form 10-Q for the quarters ended April 30, 2015, July 31, 2015 and October 31, 2015 filed with the SEC on June 12, 2015, September 14, 2015 and December 15, 2015, respectively;

•                  our Current Reports on Form 8-K filed on January 28, 2015, March 30, 2015, May 1, 2015, June 19, 2015, June 26, 2015, August 12, 2015 and December 11, 2015;

•                  the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 1, 2015 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•                  filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to BioPharmX Corporation, Attn: Chief Financial Officer, 1098 Hamilton Court, Menlo Park, California, telephone number (650) 889-5020. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC’s public offices.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include funding research and development, increasing our working capital and acquisitions or investments in businesses, products or technologies that are complementary to our own. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term or long-term, investment-grade, interest-bearing securities.

We will not receive any proceeds from the sale of shares of our common stock by selling stockholders.

PLAN OF DISTRIBUTION FOR SECURITIES OFFERED BY US

We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to such prevailing market prices; or

•                  at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

The securities we offer under this prospectus may or may not be listed through the NYSE MKT or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

•                  the terms of the offer;

•                  the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

•                  the purchase price of the securities from us;

•                  the net proceeds to us from the sale of the securities;

•                  any delayed delivery arrangements;

•                  any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;

•                  in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;

•                  any public offering price; and

•                  other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

SELLING STOCKHOLDERS

This prospectus also relates to the resale by the selling stockholders or their permitted transferees or successors in interest to sell or otherwise dispose of, from time to time, a total of up to 4,100,000 shares of our common stock that were issued and outstanding prior to the original filing date of the registration statement of which this prospectus forms a part. On December 10, 2015, pursuant to a purchase agreement with Franklin Strategic Series - Franklin Biotechnology Discovery Fund and Franklin Templeton Investment Funds — Franklin Biotechnology Discovery Fund dated December 9, 2015, we sold in a private placement 4,100,000 shares of our common stock at a price per share of $1.43.  The table below presents information regarding the selling stockholders, the shares of common stock that the selling stockholders may sell or otherwise dispose of from time to time under this prospectus and the percentage of our common stock the selling stockholders will own assuming all of the shares covered by this prospectus are sold by the selling stockholders.

We do not know when or in what amounts the selling stockholders may sell or otherwise dispose of the shares of common stock covered hereby. The selling stockholders might not sell or dispose of any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because, among other things, the selling stockholders may not sell or otherwise dispose of some or all of the shares covered by this prospectus, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that all of the shares of common stock covered by this prospectus will be sold by the selling stockholders. We have prepared the table based on 25,203,684 shares of our common stock outstanding as of January 14, 2016 and based on information supplied to us by the selling stockholders as of January 14, 2016. Beneficial ownership is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act. The selling stockholders (a) are neither broker-dealers nor affiliates of broker-dealers and (b) have not within the past three years had any position, office or other material relationship with us. The address of each selling stockholder is c/o Franklin Advisers, Inc., One Franklin Parkway, San Mateo, CA 94403.

The selling stockholders have not held any position or office with us or any of our predecessors or affiliates within the past three years.

Information about the selling stockholders may change over time. Any changed information will be set forth in supplements to this prospectus to the extent required.

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to the Offering	Number of Shares Offered Hereby	Number of Shares Beneficially Owned After the Offering	Percent of Class Beneficially Owned After the Offering
Franklin Strategic Series - Franklin Biotechnology Discovery Fund(1)	1,600,000	1,600,000	0	—%
Franklin Templeton Investment Funds — Franklin Biotechnology Discovery Fund(1)	2,500,000	2,500,000	0	—%

(1)         Franklin Advisors, Inc., or FAV, an indirectly wholly owned subsidiary of a publicly traded company, Franklin Resources, Inc., or FRI, may be deemed to be the beneficial owner of these securities for purposes of Rule 13d-3 under the Exchange Act in its capacity as the investment adviser to Franklin Strategic Series - Franklin Biotechnology Discovery Fund and Franklin Templeton Investment Funds - Franklin Biotechnology Discovery Fund pursuant to investment management contracts that grant investment and/or voting power to FAV. When an investment management contract (including a sub-advisory agreement) delegates to FAV investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats FAV as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, FAV reports for purposes of Section 13(d) of the Exchange Act that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement, unless otherwise specifically noted.

Relationship with the Selling Stockholders

Standstill Agreement

In connection with the private placement, we and the selling stockholders entered into a standstill agreement, pursuant to which we agreed to appoint a candidate recommended by the selling stockholders as a new independent member of our board of directors, and to subsequently nominate for future director elections such candidate recommended by the selling stockholders or a successor to such candidate. The appointment and nomination of such candidate is subject to the reasonable objection of the board of directors and such candidate may not be an affiliate of either us or the selling stockholders. The selling stockholders will continue to have such right to recommend one member to the board of the directors for so long as the selling stockholders and their affiliates continue to hold at least 9.99% of our outstanding common stock (including securities convertible into common stock).  In addition, until the earlier of (a) the date that the selling stockholders and their affiliates collectively cease to hold at least 9.99% of our outstanding common stock (including securities convertible into common stock) or (b) December 10, 2020, the maximum authorized size of the board of directors shall not be more than seven (7) directors without the prior written consent of the selling stockholders.

The selling stockholders also agreed, subject to certain exceptions, that they and their affiliates will not, unless approved by a majority of the disinterested members of the Board, directly or indirectly, alone or in concert with others, acquire in excess of 25% of our common stock (including securities convertible into common stock).

These standstill provisions will be suspended upon (1) us entering into an agreement providing for (a) the acquisition of our company including by stock purchase, merger or the acquisition and/or license of all or substantially all of our assets and/or intellectual property or (b) the acquisition of, including by way of tender offer or otherwise, beneficial ownership representing a majority of the voting power of our company or (2) a third party acquires and holds more than 25% of our outstanding common stock (including securities convertible into common stock) and will terminate upon the earlier to occur of (1)  December 10, 2023 or (2) the selling stockholders and their affiliates no longer holding at least 5% of our outstanding common stock (including securities convertible into common stock).

Right of First Refusal

Pursuant to the purchase agreement with the selling stockholders, until December 10, 2020, the selling stockholders shall have the right to purchase up to an aggregate of 20% of the securities offered by us in any private placement of our securities.

Registration Rights Agreement

The selling stockholders are a party to a registration rights agreement. For more information, see description in section titled “Description of Capital Stock—Registration Rights” below.

PLAN OF DISTRIBUTION FOR SHARES OFFERED BY SELLING STOCKHOLDERS

Selling stockholders, which as used in this prospectus includes donees, pledgees, transferees or other successors-in-interest selling shares of our common stock or interests in shares of our common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may offer and sell all or a portion of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of any such sale, transfer or other disposition. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.  The offering price of the shares from time to time will be determined by selling stockholders and, at the time of the determination, may be higher or lower than the market price of our common stock on the NYSE MKT or any other exchange or market.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•                  on the NYSE MKT, in the over-the-counter market or on any other securities exchange, market or trading facility on which our shares are listed or traded;

•                  in privately negotiated transactions;

•                  in underwritten transactions;

•                  in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  in an exchange distribution in accordance with the rules of the applicable exchange;

•                  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•                  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                  through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus; in ordinary brokerage transactions and transactions in which the broker solicits purchasers;broker-dealers may agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•                  in transactions directly with market makers;

•                  a combination of any such methods of sale; or

•                  any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of common stock or interests therein, selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of our common stock, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from any such offering.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

Selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. We will not be responsible for any underwriting discounts or commissions associated with the sale of any such shares.

Selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of selling stockholders and their respective affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities for the shares of common stock.

To the extent required, the shares of our common stock to be sold, the names of the donees, pledgees, transferees or other successors-in-interest to the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus. Selling stockholders may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The shares of common stock registered hereunder will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in some states, the common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

DESCRIPTION OF CAPITAL STOCK

General

We are authorized to issue 100,000,000 shares of all classes of capital stock, of which 90,000,000 shares is common stock, $0.001 par value per share, and 10,000,000 shares are undesignated preferred stock, $0.001 par value per share. As of January 14, 2016, we had 25,203,684 outstanding shares of common stock and no outstanding shares of preferred stock.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for any matter in our certificate of incorporation. Accordingly, pursuant to our certificate of incorporation, holders of a majority of the shares of our common stock will be able to elect all of our directors.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Options

As of October 31, 2015, we had outstanding options to purchase an aggregate of 3,078,111 shares of our common stock, with a weighted-average exercise price of $1.56 per share.

Warrants

As of October 31, 2015, we had outstanding warrants to purchase an aggregate 2,376,046 shares of our common stock, with a weighted-average exercise price of $3.21 per share.

Registration Rights

Pursuant to the terms of those certain Series A preferred stock subscription agreements and those certain amended warrant exercise agreements, the holders of our common stock that were issued upon conversion of our Series A preferred stock are entitled to rights with respect to the registration of these shares under the Securities Act. If there is no effective registration statement with respect to such common stock and not all of such common stock may be sold without registration pursuant to Rule 144 of the Securities Act, then holders representing more than 50% of such common stock may demand registration of these common stock. Within 45 days of such request, we are obligated to use our best efforts to file a registration statement under the Securities Act covering all the common stock that the initiating holders requested to be registered and any additional common stock requested to be included in such registration by any other holders of such common stock. We are only required to file two registration statements that are declared effective upon exercise of these demand registration rights.  We will pay all expenses associated with the registrations.  These registration rights discussed above will terminate on April 8, 2019. In addition, the registration rights discussed above will terminate with respect to any stockholder entitled to these registration rights on the date when such stockholder is able to sell all of its registrable common stock in a single 90-day period under Rule 144 of the Securities Act.

In connection with the private placement described above in the section entitled “Selling Stockholders,” we entered into a registration rights agreement with the selling stockholders, pursuant to which we agreed to file a registration statement with the SEC within three months from December 10, 2015 in order to register the shares of common stock purchased by such selling stockholders in the private placement. In the event that the we do not file the registration statement within such three month period, for all or part of any 30-day period during which the failure to file remains uncured, we shall issue to the selling stockholders a number of shares of common stock at no cost to the selling stockholders equal to one percent of the aggregate number of shares of common stock purchased by the selling stockholders in the private placement for each 30-day period during which the failure to file remains uncured, but in no event shall we be required hereunder to issue to the selling stockholders an aggregate amount of shares of the Company’s common stock that exceeds five percent of the aggregate number of shares of common stock purchased by the selling stockholders in the private placement.  We are required to use commercially reasonable efforts to cause such registration statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all such common stock has been disposed of pursuant to such registration statement, or (ii) the date on which all such common stock is sold in a transaction that is exempt from registration pursuant to Rule 144 or a transaction in which selling stockholders’ rights under the registration rights agreement are not assigned, provided however, that such requirement shall not apply during any period in which all the shares of common stock then outstanding and held by selling stockholders may be sold under Rule 144 without restriction, including volume limitations or manner of sale restrictions. The registration rights agreement also granted the selling stockholders customary piggyback registration rights; provided however such piggyback registration rights will not be available during any period in which there is an effective registration statement for the shares of common stock held by the selling stockholders.

Preferred Stock

As of January 14, 2016, no shares of our preferred stock are issued and outstanding and no such shares were subject to outstanding options or other rights to purchase or acquire. However, shares of preferred stock may be issued in one or more series from time to time by our board of directors, and the board of directors is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of preferred stock. Subject to the determination of our board of directors, any shares of our preferred stock that may be issued in the future would generally have preferences over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up.

Anti-Takeover Effect of Unissued Shares of Capital Stock

Common Stock. Our shares of authorized and unissued common stock are available for future issuance without additional stockholder approval. While these additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

Preferred Stock. Our certificate of incorporation grants our board of directors the authority, without any further vote or action by our stockholders, to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series.  The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change in control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, common stock.

Anti-Takeover Provisions

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

•                  Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•                  The interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  At or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Certificate of Incorporation and Bylaw Provisions

Our certificate of incorporation and our bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

•                  Board of Directors Vacancies.  Our bylaws authorize our board of directors to fill vacant directorships, including newly created seats. This provision could prevent a stockholder from gaining control of our board of directors by filling vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

•                  Special Meetings of Stockholders.  Our bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors or an officer instructed by the directors to call a special meeting, thus prohibiting a stockholder from calling a special meeting. This provision might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

•                  No Cumulative Voting.  The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our certificate of incorporation and bylaws do not provide for cumulative voting.

•                  Amendment of Bylaw Provisions.  Any of the above provisions in our bylaws may be amended or repealed by unanimous written consent of our board of directors.

•                  Issuance of Undesignated Preferred Stock.  Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors, of which 5,500,000 shares are currently designated as Series A preferred stock. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by merger, tender offer, proxy contest or other means.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the NYSE MKT under the trading symbol “BPMX.”

DESCRIPTION OF DEBT SECURITIES

General

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $100 million in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate public offering price of up to $100 million. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•                  the title of the series;

•                  the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

•                  the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•                  any limit on the aggregate principal amount;

•                  the date or dates on which principal is payable;

•                  the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•                  the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•                  the place or places where principal and, if applicable, premium and interest, is payable;

•                  the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•                  the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•                  whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•                  the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•                  the currency of denomination;

•                  the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•                  if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•                  if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•                  the provisions, if any, relating to any collateral provided for such debt securities;

•                  any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•                  any events of default, if not otherwise described below under “Events of Default”;

•                  the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•                  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•                  the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness, including our credit facilities. In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•                  the conversion or exchange price;

•                  the conversion or exchange period;

•                  provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•                  events requiring adjustment to the conversion or exchange price;

•                  provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•                  any anti-dilution provisions, if applicable.

Registered Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger, Consolidation or Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•                  the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•                  immediately before and immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•                  we fail to pay any principal or premium, if any, when it becomes due;

•                  we fail to pay any interest within 30 days after it becomes due;

•                  we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•                  certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•                  all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•                  all lawful interest on overdue interest and overdue principal has been paid; and

•                  the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•                  the holder gives to the trustee written notice of a continuing event of default;

•                  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•                  the trustee fails to institute a proceeding within 60 days after such request; and

•                  the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•                  to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•                  to provide for certificated debt securities in addition to uncertificated debt securities;

•                  to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•                  to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•                  to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•                  to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•                  reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•                  reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•                  reduce the principal of or change the stated maturity of the debt securities;

•                  make any debt security payable in money other than that stated in the debt security;

•                  change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•                  waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•                  waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•                  take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•                  to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

1.              to register the transfer or exchange of such debt securities;

2.              to replace temporary or mutilated, destroyed, lost or stolen debt securities;

3.              to compensate and indemnify the trustee; or

4.              to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•                  to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:

•                  money;

•                  U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•                  a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•                  in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•                  in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•                  in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•                  certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock, common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•                  the title of the debt warrants;

•                  the offering price for the debt warrants, if any;

•                  the aggregate number of the debt warrants;

•                  the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•                  if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•                  the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•                  the dates on which the right to exercise the debt warrants will commence and expire;

•                  if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•                  whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•                  information with respect to book-entry procedures, if any;

•                  the currency or currency units in which the offering price, if any, and the exercise price are payable;

•                  if applicable, a discussion of material U.S. federal income tax considerations;

•                  the antidilution provisions of the debt warrants, if any;

•                  the redemption or call provisions, if any, applicable to the debt warrants;

•                  any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

•                  any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•                  the title of the warrants;

•                  the offering price for the warrants, if any;

•                  the aggregate number of warrants;

•                  the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•                  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•                  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•                  the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•                  the dates on which the right to exercise the warrants shall commence and expire;

•                  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•                  the currency or currency units in which the offering price, if any, and the exercise price are payable;

•                  if applicable, a discussion of material U.S. federal income tax considerations;

•                  the antidilution provisions of the warrants, if any;

•                  the redemption or call provisions, if any, applicable to the warrants;

•                  any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•                  any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•                  to vote, consent, or receive dividends;

•                  receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•                  exercise any rights as stockholders.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•                  the price, if any, for the subscription rights;

•                  the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;

•                  the number of subscription rights to be issued to each stockholder;

•                  the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;

•                  the extent to which the subscription rights are transferable;

•                  any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•                  the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•                  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•                  if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

LEGAL MATTERS

Fenwick & West LLP, Mountain View, California, will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS

The consolidated financial statements of BioPharmX Corporation as of January 31, 2015 and December 31, 2014 and 2013, and for the one-month period ended January 31, 2015 and each of the two years in the period ended December 31, 2014 incorporated by reference in this prospectus, have been so incorporated in reliance on the report of Burr Pilger Mayer, Inc., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

BIOPHARMX CORPORATION

     Shares of Common Stock

Warrants to Purchase up to            Shares of Common Stock

PROSPECTUS SUPPLEMENT

Maxim Group LLC	Sterne Agee CRT

Rodman & Renshaw
a unit of H.C. Wainwright & Co.

, 2016